[Resolution of Prior Performance Cycles (Shares)]

THE SIRIUSPOINT LTD.
2013 OMNIBUS INCENTIVE PLAN
EMPLOYEE SERVICE RESTRICTED SHARES
AWARD NOTICE
[Name]
As part of the 2021-2023 annual long-term incentive award cycle of SiriusPoint Ltd. (the “Company”), you are being granted a number of time-vesting and performance-vesting Restricted Share Units of the Company pursuant to the terms and conditions of the SiriusPoint Ltd. 2013 Omnibus Incentive Plan (the “Plan”) and related Award Agreements for such Awards (the “2021-2023 Annual Awards”). Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.
You are receiving this additional Employee Service Restricted Shares Agreement because you hold Performance Awards previously granted to you as part of the 2019-2021 and 2020-2022 annual long-term incentive award cycles of the Company. The Compensation Committee of the Company has determined that, because of the combination of the businesses of Third Point Reinsurance Ltd. and Sirius International Insurance Group, Ltd. on February 26, 2021, the determination of performance of the legacy business of Third Point Reinsurance Ltd. is no longer feasible and the Performance Goals applicable to those prior Performance Awards are no longer appropriate for the combined company. Accordingly, pursuant to the Plan, the Company has taken steps to end the applicable performance cycles as of December 31, 2020 (i.e., the last date as of which standalone audited financial information is available for Third Point Reinsurance Ltd.), and to convert those prior Performance Awards into time-vesting Service Awards. In addition, although each performance cycle resulted in vesting at less than “target” levels of performance, the Company has allowed you to retain a number of Restricted Shares so that the aggregate number of Restricted Shares held by you as to each such performance cycle is the number you would have held if the Company had achieved “target” levels of performance (referred to below as the “Top-Up Awards”). Please see the table below for a more complete description of the resulting Service Awards and the related vesting terms.

Restricted Shares:
You have been awarded an aggregate of [______] Restricted Shares of the Company, US $0.10 par value, subject to adjustment as provided in Section 5 of the Employee Service Restricted Shares Agreement. These Restricted Shares consist of the following:
• [______] Restricted Shares (the “2019-2021 Converted Performance Award”), which is the number of Shares based on actual performance at 62.8% of “target” levels for the Performance Awards previously granted to you with respect to the 2019-2021 performance cycle of the Company.
•An additional [______] Restricted Shares (the “2020-2022 Converted Performance Award”), which is the number of Shares based on actual performance at 50% of “target” levels for the Performance Awards previously granted to you with respect to the 2020-2022 performance cycle of the Company.
•An additional [______] Restricted Shares (the “2019-2021 Top-Up Award”), which is the Top-Up Award with respect to the 2019-2021 performance cycle of the Company.
•An additional [______] Restricted Shares (the “2020-2022 Top-Up Award”), which is the Top-Up Award with respect to the 2020-2022 performance cycle of the Company.

Vesting of Restricted Shares
Other than as set forth in the Employee Service Restricted Shares Agreement, the Restricted Shares granted to you pursuant to this Award Notice are subject to vesting based on your continued provision of Service to the Company and its Affiliates through the applicable vesting dates, as follows:
•2019-2021 Converted Performance Award: The Restricted Shares subject to the 2019-2021 Converted Performance Award are subject to vesting in a single lump sum on March 1, 2022 subject to your continued provision of Service to the Company and its Affiliates through such vesting date.
•2020-2022 Converted Performance Award: The Restricted Shares subject to the 2020-2022 Converted Performance Award are subject to vesting in a single lump sum on March 1, 2023 subject to your continued provision of Service to the Company and its Affiliates through such vesting date.
•2019-2021 Top-Up Award: The Restricted Shares subject to the 2019-2021 Top-Up Award are subject to vesting in a single lump sum on April 14, 2023 subject to your continued provision of Service to the Company and its Affiliates through such vesting date.
•2020-2022 Top-Up Award: The Restricted Shares subject to the 2020-2022 Top-Up Award are subject to vesting in a single lump sum on April 14, 2024 subject to your continued provision of Service to the Company and its Affiliates through such vesting date.

Grant Date:	April 14, 2021

SIRIUSPOINT LTD.
by
     Name:
     Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to SiriusPoint Ltd., I hereby acknowledge receipt of the Agreement and the Plan, accept the Restricted Shares granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan. I specifically consent to and agree to the full and final resolution of my prior performance-based long-term incentive awards in consideration of the grant of Restricted Shares as described in this Award Notice, and I acknowledge that, effective as of the Grant Date set forth herein, all of such prior performance-based long-term incentive awards are hereby terminated and cancelled in their entirety. I further acknowledge and agree that the receipt and retention of my 2021-2023 Annual Awards is subject to my agreement and acceptance of the terms of this Award Notice.

____________________________________
Name: [name]
[Signature Page to Employee Service Restricted Shares Agreement]

1006606319v3

EMPLOYEE SERVICE RESTRICTED SHARES AGREEMENT
EMPLOYEE SERVICE RESTRICTED SHARES AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between SiriusPoint Ltd., a Bermuda exempted company (the “Company”), and the employee whose name appears in the Notice of Grant (the “Participant”), pursuant to the SiriusPoint Ltd. 2013 Omnibus Incentive Plan, as in effect and as amended from time to time (the “Plan”). Capitalized terms that are not defined herein shall have the meanings given to such terms in the Plan.
1.Grant of Restricted Shares. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of restricted shares of the Company (the “Restricted Shares”) specified in the SiriusPoint Ltd. 2013 Omnibus Incentive Plan Employee Service Restricted Shares Award Notice delivered by the Company to the Participant (the “Notice of Grant”). This Agreement is subordinate to, and the terms and conditions of the Restricted Shares granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. The Restricted Shares shall be considered a Service Award under the Plan.
2.Vesting of Restricted Shares; Restricted Period.
(a)Vesting. Except as otherwise provided in this Section 2, the Restricted Shares shall become vested, if at all, on the vesting date(s) set forth in the Notice of Grant (each, a “Vesting Date”), subject to the Participant’s continued provision of Services to the Company or any Subsidiary thereof through such date. The period over which the Restricted Shares vest is referred to as the “Restricted Period.”
(b)Termination of Services. If a Participant’s Services to the Company terminate due to death or Disability during the Restricted Period, the Restricted Shares shall be deemed vested to the extent of the number of shares of Restricted Shares that would have vested had the Participant’s Service continued until the next Vesting Date immediately following the date of the Participant’s death or the effective date of the Participant’s Termination of Service due to Disability. Any remaining unvested Restricted Shares shall immediately be forfeited and canceled effective as of the date of the Participant’s death or effective date of the Participant’s Termination of Service due to Disability. If the Participant’s Services to the Company terminate for any reason other than death or Disability, all unvested Restricted Shares shall immediately be forfeited and canceled effective as of the effective date of the Participant’s Termination of Service.
(c)Change in Control. In the event of a Change in Control, if the Participant is terminated by the Company without Cause or if the Participant resigns from employment with the Company with Good Reason, in each case, during the period beginning on the date that is ninety (90) days prior to a Change in Control and ending on the date that is twenty-four (24) months following the Change in Control (a “Change in Control Termination”), all unvested Restricted Shares shall fully vest on the effective date of the Participant’s Termination of Service. “Good Reason” shall have the meaning, if any, set forth in the Participant’s employment agreement with the Company or its Subsidiary, as applicable. If the Participant is not party to an employment agreement, or if the Participant’s employment agreement does not contain a definition of Good Reason, then the terms of this Section 2(c) relating to Good Reason shall not be operative with respect to such Participant.
(d)Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Shares under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.
3.Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the Restricted Shares that become vested unless such Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such Shares must also comply with other applicable laws and regulations governing the Shares, and Participant may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.
4.Participant’s Rights with Respect to the Restricted Shares.
(a)Restrictions on Transferability. During the Restricted Period, the Restricted Shares granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death.
(b)Rights as Shareholder; Dividends. The Participant shall be the record owner of the Restricted Shares until the Shares are sold or otherwise disposed of, and shall be entitled to all of the rights of a shareholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any non-cash dividends or other distributions shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they were paid. If the Participant forfeits any rights he has under this Agreement in accordance with Section 2, the Participant shall, on the date of such forfeiture, no longer have any rights as a shareholder with respect to the Restricted Shares and shall no longer be entitled to vote or receive dividends on such Shares.
(c)Shares Certificates. The Company may issue shares certificates or evidence the Participant’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any shares certificates that are issued shall be retained by the Company until such time as the Restricted Shares vest.

5.Adjustment in Capitalization. The number, class or other terms of any outstanding Restricted Shares shall be adjusted by the Board to reflect any extraordinary dividend, shares dividend, shares split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Shares in such manner as it determines in its sole discretion.
6.Miscellaneous.
(a)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)No Right to Continued Services. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Shareholders to terminate the Participant’s Services at any time, or confer upon the Participant any right to continue in the Services of the Company or any of its Subsidiaries.
(c)Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.
(d)Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of the Restricted Shares under the Plan as may be necessary in the opinion of the Company to satisfy tax withholding required under the laws of any country, state, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. The Company may require the recipient of the Shares to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of shares deliverable to the Participant upon vesting of the Restricted Shares. The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company sell the least number of whole Shares having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld. The Company may defer delivery of the Shares until such requirements are satisfied.
(e)Section 83(b) Election. The Participant may make an election under Code Section 83(b) (a “Section 83(b) Election”) with respect to the Restricted Shares. Any such election must be made within thirty (30) days after the Grant Date. If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.
(f)Application of Clawback Policy. The Restricted Shares shall be subject to any generally applicable clawback and recoupment policies of the Company in effect from time to time, or applicable law or regulations in effect on or after the Effective Date, including Section 304 of the U.S. Sarbanes-Oxley Act of 2002 and Section 10D of the Exchange Act. The implementation of policies and procedures pursuant to this Section 6(f) and any modification of the same shall not be subject to any restrictions on amendment or modification of Awards. Any such policies may (in the discretion of the Administrator or the Board) be applied to outstanding Awards at the time of adoption of such policies, or on a prospective basis only.
(g)Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the application of rules of conflict of laws that would apply the laws of any other jurisdiction.
(h)Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Restricted Shares is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Shares is unknown and cannot be predicted with certainty.
(i)Employee Data Privacy. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, the Participant: (a) authorizes the Company, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its Affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.
(j)Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Shares evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Shares via Company website, email or other electronic delivery.
(k)Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(l)Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.